UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 30, 2019, EQT Corporation (the Company) issued the following news release:

NEWS RELEASE

EQT LAUNCHES VOTEGOLDFOREQT.COM

•                  Details How to Support the EQT Team, Which Is Creating Significant and Sustainable Long-Term Value for Shareholders

•                  Features Videos Highlighting Expertise of Three New Independent Director Nominees

•                  Provides Additional Information to Shareholders Outlining the Deep and Broad Experience of All 12 of the Company’s Director Nominees

•                  Urges Shareholders to Vote “FOR” All 12 of EQT’s Highly Qualified Director Nominees on the GOLD Universal Proxy Card TODAY

PITTSBURGH — (May 30, 2019) — EQT Corporation (NYSE: EQT) today announced the launch of a new campaign website, VoteGoldForEQT.com, in connection with the Company’s upcoming Annual Meeting of Shareholders, which will be held on July 10, 2019. The new website includes EQT’s proxy materials and instructions on how to vote “FOR” all of EQT’s 12 director nominees on the GOLD universal proxy card.

EQT has reconstituted its Board of Directors (the “Board”) and all 12 nominees bring relevant and diverse skillsets that are closely aligned with the needs of EQT following its recent transformation into the leading U.S. natural gas producer. The Board and leadership team are successfully executing an ambitious and realistic strategic plan and, following two quarters of strong results, the Company is on track to achieve $300 to $400 million of adjusted free cash flow(1) in 2019, and at least $2.9 billion of adjusted free cash flow(1) through 2023.

In connection with the launch of the website, EQT posted videos featuring the Company’s new independent director nominees, Janet Carrig, James McManus and Valerie Mitchell. In the videos, the nominees discuss their operating and executive experience as well as their plans to help EQT build on its strong momentum, increase free cash flow growth and create additional value for shareholders.

The Company also today mailed additional information to shareholders detailing the deep and broad experience of EQT’s highly qualified directors and new nominees. The videos and infographic can be found at VoteGoldForEQT.com/our-nominees.

To ensure EQT can continue to build on its success, the Board recommends that shareholders vote “FOR” all of EQT’s 12 highly qualified director nominees by phone, on the internet or by signing and returning the GOLD universal proxy card. EQT reminds shareholders that their vote is extremely important no matter how many shares they own. Every vote counts and will impact the future of EQT as a focused E&P business.

(1) Non-GAAP financial measure, see disclosures below for definition and pricing assumptions.

The Board does not endorse the director slate put forth by Toby Z. Rice and Derek A. Rice (the “Rice Group”) and strongly urges shareholders to vote “FOR” only the Company’s nominees on the GOLD universal proxy card. Shareholders should simply discard any white proxy cards they may receive from the Rice Group.

EQT shareholders who have questions about how to vote their shares or would like additional information may call Innisfree M&A Incorporated, the Company’s proxy solicitor, toll-free at (877) 687-1866 (from the U.S. and Canada) or (412) 232-3651 (from other locations).

About EQT Corporation:

EQT Corporation is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. With 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s demand for clean-burning energy, while continuing to provide a rewarding workplace and support for activities that enrich the communities where its employees live and work. Visit EQT Corporation at www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

EQT Management speaks to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relationship website at ir.eqt.com.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding projected adjusted free cash flow. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by subsequent Form 10-Qs filed by the Company, and those set forth in the other documents the Company files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

NON-GAAP DISCLOSURES

Adjusted Free Cash Flow

Adjusted free cash flow is defined as the Company’s net cash provided by operating activities less changes in other assets and liabilities, less accrual-based capital expenditures attributable to continuing operations. Adjusted free cash flow is a non-GAAP supplemental financial measure that the Company’s management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted free cash flow provides useful information to

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management and investors in assessing the impact of the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

The Company has not provided projected net cash provided by operating activities or a reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and adjusted free cash flow, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, without unreasonable effort. Projected 2019 adjusted free cash flow is based on average NYMEX natural gas price (April to December) of $2.79 per MMbtu as of March 31, 2019. For the period 2020 through 2023, projected adjusted free cash flow is based on average NYMEX natural gas price of $2.85 per MMbtu for Henry Hub and ($0.45) local basis.

Important Information

EQT Corporation (the “Company”) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.

Contacts:

Analyst inquiries:

Blake McLean — Senior Vice President, Investor Relations and Strategy

412.395.3561

bmclean@eqt.com

Media inquiries:

Michael Laffin

(412) 395-2069

mlaffin@eqt.com

Source: EQT Corporation

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On May 30, 2019, the Company distributed the following to its shareholders:

Vote the GOLD Universal Proxy Card TODAY Meet EQT’s Highly Experienced Director Nominees EQT has reconstituted its Board with independent directors and nominees who bring relevant, complementary and diverse skillsets that are closely aligned with the needs of the new EQT If EQT’s director are elected: 10 of 12 directors will be independent nominees 9 of 12 directors will have direct oil and gas industry upstream experience ~42% of the Board will be female directors 9 of 12 directors will have been elected since 2017 9 of 12 directors will have CEO or CFO experience, 6 with energy companies 2.3 Years average director tenure

EQT’s Director Nominees Philip Behrman, Ph.D. Independent director, appointed 2008 Former SVP, Worldwide Exploration, Marathon Oil Corporation Janet Carrig Independent director nominee, nominated 2019 Former SVP, Legal, General Counsel and Corporate Secretary, ConocoPhillips Christina Cassotis Independent director, appointed 2018 CEO, Allegheny County Airport Authority William Lambert Independent director, appointed 2018 Chairman, Former President and CEO, MSA Safety, Inc. • Significant safety experience, having led a global leader in the development, manufacture and supply of safety products, including across the natural gas industry Expertise in business strategy, product development, marketing and finance from 10-year tenure at MSA Safety Public policy experience serving for more than a decade as a director and executive committee member on major industrial trade associations • Drove consistent top-tier results for Marathon Oil’s exploration program, including achieving 43 significant discoveries over 5 years and significant resource additions More than 40 years of energy industry experience Substantial operational experience in exploration and production, including from executive leadership positions at Vastar Resources, Inc. and BP, as well as Marathon Oil • Extensive legal and corporate governance experience, having served as general counsel to Fortune 100 and Fortune 300 companies for over 20 years, most recently as General Counsel of ConocoPhillips, the world’s largest independent E&P company Negotiated over $100 billion of transactions during her tenure at ConocoPhillips Shareholder perspective from fiduciary responsibility to institutional investors as Trustee of Columbia Funds Series Trust I and Columbia Funds Variable Insurance Trust and predecessors since 1996 • Led Pittsburgh International Airport’s dramatic turnaround and delivered 3 straight years of passenger traffic growth Extensive regulatory and political expertise Innovative leader with experience implementing disruptive turnaround strategies, as recognized by the 2017 Excellence in Visionary Leadership Award from Airports Council International – North America • • • • • • • • Gerald MacCleary Independent director, appointed 2018 Chairman and CEO, Covestro LLC (formerly Bayer Material Sciences) James McManus II Independent director nominee, nominated 2019 Former Chairman, CEO and President, Energen Corporation Robert McNally Director, appointed 2018 President and CEO, EQT Corporation Valerie Mitchell Independent director nominee, nominated 2019 Founding member and CEO, Corterra Energy • Extensive executive leadership experience in strategy, sales, communications, HR, legal, accounting, IT and supply chain, including in a highly regulated industry Chairman of the American Chemistry Council’s Board of Directors and Chair of its Sustainability Committee. Also serves on the Executive Committee for the Society of Chemical Industry and on the Board of Directors for the National Association of Manufacturers Significant corporate sustainability expertise; Active role in the U.N. Global Compact’s newly launched Sustainable Ocean Business Action Platform • Substantial leadership, operations and M&A experience, having led a publicly-traded E&P company, including through a successful merger with Diamondback Energy, a transaction that valued Energen at approximately $9.2 billion Member of the National Petroleum Council Served as a Director of the Independent Producers Association of America and Gas Technology Institute • Extensive business, leadership, operations, management and financial experience, with nearly 25 years in the energy sector Strong capital markets background, including in investment banking and M&A Deep understanding of EQT’s business operations and culture Spearheaded and is leading the Company’s ambitious 5-year strategic plan • • More than 15 years of operational leadership experience in E&P Leads Corterra in its ongoing exploration and project development Responsible for over $1 billion in annual investments in SCOOP and STACK drilling while serving as General Manager, Mid-Continent at Newfield Energy Reservoir engineer with direct field expertise • • • • • • • • • Anita Powers Independent director, appointed 2018 Former EVP, Worldwide Exploration, Occidental Oil and Gas Corporation Daniel Rice IV Director, appointed 2017 Former CEO, Rice Energy, Inc. Stephen Thorington Independent director, appointed 2010 Former EVP and CFO, Plains Exploration and Production Company Christine Toretti Independent director, appointed 2015 President, Palladio, LLC • More than 36 years of operational experience in the oil and gas industry, most recently as EVP of Worldwide Exploration at Occidental Oil and Gas Corporation Significant expertise in optimizing operational efficiency to drive strong returns Background as a senior geologist working in hydrocarbon provinces around the world • • • More than a decade in the natural gas industry Executive and operational experience Insight into Rice Energy assets and operations, including as former CEO • Significant experience in energy company management, finance and corporate development from executive management positions at Plains Resources, Inc., Ocean Energy, Inc. and Seagull Energy Co. Experience in natural gas exploration and production Extensive public board experience, including as a member of audit, compensation, conflicts and nominating and corporate governance committees • Extensive leadership experience in the natural gas industry, having served as Chairman and CEO of the largest privately held land-based drilling company in the U.S. Serves as Chairperson of S&T Bancorp and is a former director of the Pittsburgh Federal Reserve Bank Recognized for her expertise in energy with appointments by the George W. Bush administration to the National Petroleum Council and the U.S. Secretary of Energy’s Advisory Board, and by Pennsylvania Governor Mark Schweiker to the Interstate Oil and Gas Compact Commission • • • • • •

If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies: INNISFREE M&A INCORPORATED 877.687.1866 toll-free from the U.S. and Canada 412.232.3651 from other locations Remember, simply discard any white proxy card you may receive from the Rice Group. Any vote on the Rices’ white proxy card (even a vote in protest on their nominees) will revoke any earlier GOLD universal proxy card that you have submitted to EQT. Important Information EQT Corporation (the “Company”) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www. sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings. YOUR VOTE MATTERS Vote the Enclosed GOLD Universal Proxy Card TODAY FOR All 12 of EQT’s Highly Experienced Director Nominees